UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

SPARTAN MOTORS, INC
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-13611 (Commission File Number)	38-2078923 (IRS Employer Identification no.)

1165 Reynolds Road Charlotte, Michigan (Address of principal executive offices)	48813 (Zip Code)

Registrant's telephone number,
including area code:  (517) 543-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On April 26, 2007 the Board of Directors of Spartan Motors, Inc. (the "Company") increased the size of the board from seven to eight members and elected Hugh W. Sloan, deputy chairman of the Woodbridge Foam Corporation, to the board. The board appointed Mr. Sloan to the class of directors having a term expiring in 2008. The Board has determined that Mr. Sloan is an "independent director" within the meaning of applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. Mr. Sloan will serve as a member of the Audit Committee and the Compensation Committee.

          There are no arrangements or understandings between Mr. Sloan and any other person pursuant to which he was selected as a director, nor are the any transactions in which Mr. Sloan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

          On May 1, 2007, Spartan Motors, Inc. issued the attached press release announcing the appointment of Mr. Sloan to the Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this report. The press release is furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated May 1, 2007

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Date: May 1, 2007	By /s/ James W. Knapp
James W. Knapp Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Spartan Motors, Inc. Press Release dated May 1, 2007.